SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                           SANGUINE CORPORATION
                           --------------------
          (Exact Name of Registrant as Specified in its Charter)


             Nevada                               95-4347608
            --------                              ----------
  (State or Other Jurisdiction                (IRS Employer ID No.)
  of incorporation or organization)

                          101 East Green Street, #11
                          Pasadena, California 91105
                          --------------------------
               (Address of Principal Executive Offices)

                           (626) 405-0079
                           --------------
           (Issuer's Telephone Number, including Area Code)

                          Stock Option Plan
                          -----------------
                      (Full Title of the Plan)

                        Thomas C. Drees, Ph.D.
                      101 East Green Street, #11
                      Pasadena, California 91105
                      --------------------------
                (Name and Address of Agent for Service)

                           (626) 405-0079
                           --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Share (1)    Offering Price    Fee (2)
-----------------------------------------------------------------------------
$0.005 par        7,500,000       $0.05        $375,000          $34.50
value common
voting stock
-----------------------------------------------------------------------------

     (1) Based upon the current market price of our shares of common stock being registered, our Stock Option Plan provides that all options, grants, bonuses or other common stock issued thereunder shall be issued at 100% of the market value of our shares on the date of any such transaction, for transactions involving non-affiliates and 110% of the market value of our shares on the date of any such transaction, for transactions involving affiliates.

     (2) Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on December 16, 2002, to be issued under the Plan.

                          PART I

Item 1.  Plan Information.
--------------------------

     Plan.
     -----

         A copy of our ("Sanguine Corporation," or the "Company,"
"we," "our" and "us" or words of similar import) Stock Option Plan (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of our Plan, our 10-KSB Annual Report for the year ended December 31, 2001, all amendments to our 10-KSB Annual Report, all of our 10-QSB Quarterly Reports and any of our Current Reports filed with the Securities and Exchange Commission (the "Commission") during the past 12 months will be provided to the Plan's participants.

         We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation. Requests should be directed to Thomas C. Drees, Ph.D., our President, at the address and telephone appearing on the Cover Page of this Registration Statement.

         Additional information regarding us may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our 10-KSB Annual Report for the calendar year ended December 31, 2001, filed with the Commission on or about April 10, 2002;

          (b) All of our other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c) We are authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

              The holders of our $0.001 par value common stock of have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          Not applicable; however, see Item 3(c) above.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Leonard W. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, presently owns 354,922 shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours. He is also entitled to participate in the Plan.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

         Section 78.7502(1) of the Nevada Revised Statutes authorizes a
Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he or she be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None.

Item 8.  Exhibits.
------------------

Exhibit
Number
------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Tanner + Company
          Certified Public Accountants

 99.1     Stock Option Plan

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                             REGISTRANT:

Date: 1/2/03                                 By /s/ Thomas C. Drees, Ph.D.
      --------                                ----------------------------
                                              Thomas C. Drees, Ph.D.
                                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 1/2/03                                 /s/ Thomas C. Drees, Ph.D.
      --------                               ---------------------------
                                             Thomas C. Drees, Ph.D.
                                             CEO, President and
                                             Director


Date: 1/2/03                                 /s/ Anthony G. Hargreaves
      --------                               --------------------------
                                             Anthony G. Hargreaves
                                             Vice President, Secretary/
                                             Treasurer and Director

Date: 1/3/03                                 /s/ Edward L. Kunkel, Esq.
      --------                               --------------------------
                                             Edward L. Kunkel, Esq.
                                             Director

Date: 1/6/03                                 /s/ David E. Nelson
      --------                               --------------------------
                                             David E. Nelson
                                             Director

           Securities and Exchange Commission File No. 0-24480

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           SANGUINE CORPORATION

                               EXHIBIT INDEX


Exhibit
Number
-------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Tanner+Company
          Certified Public Accountants

 99.1     Stock Option Plan